UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 3, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02 Results of Operations.
Item 9.01 Financial Statements and Exhibits

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
On October 3, 2006, Bally Total Fitness Holding Corporation (the “Company”) entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), J.P. Morgan Securities Inc., Morgan Stanley Senior Funding, Inc., Canyon Capital Advisors LLC and Goldman Sachs Credit Partners L.P. (collectively, the “Lenders”), with respect to a new senior credit facility (the “New Facility”) that provides for (i) a tranche B term loan facility in the amount of $205,900,000, (ii) a delayed-draw term loan facility in the amount of $34,100,000, and (iii) a revolving credit facility in the amount of $40,000,000. The proceeds from the New Facility will be used to refinance the credit facilities outstanding under the Company’s existing credit agreement, fund capital expenditures and provide for additional liquidity. A copy of the Commitment Letter is filed as Exhibit 10.1 hereto and incorporated herein by reference.
The closing of the New Facility is expected to occur on October 16, 2006. The obligations of the Lenders under the Commitment Letter are subject to customary conditions as more fully described in the Commitment Letter. The Lenders’ commitment under the Commitment Letter is not subject to the New Facility being syndicated by the Lenders.
The final maturity date for the New Facility will be the earlier of (i) October 1, 2010 and (ii) the date 14 days prior to the maturity date of the Company’s 9-7/8% Senior Subordinated Notes due 2007, including if such Senior Subordinated Notes have been extended (as extended from time to time); provided, however, that such extended maturity date for the New Facility shall not be later than October 1, 2010. To the extent the Senior Subordinated Notes are not otherwise extended, the Senior Subordinated Notes shall be repaid, renewed or extended on terms reasonably satisfactory to JPMorgan by their October 15, 2007 maturity date; provided, however, a refinancing, renewal or other extension on terms consistent with or better than the existing indenture governing the Senior Subordinated Notes shall be acceptable to JPMorgan; provided further, that the consent of JPMorgan shall not be required for (i) the issuance of common equity of the Company to holders of Senior Subordinated Notes as consideration for amendments and or extension, (ii) increases in interest rates on the Senior Subordinated Notes which are payable in kind at the Company’s option, (iii) other amendments or revisions which do not require cash payments and which are not adverse to the Lenders and (iv) reimbursement of out-of-pocket expenses of such holders.
Item 2.02 Results of Operations.
On August 11, 2006, the Company announced that it anticipates the amount of “cash contribution” for 2006 will be 10 to 20% lower than the $120 million cash contribution previously disclosed for 2005. The Company reaffirms this guidance. The 2005 cash contribution, without giving effect to the New Facility, is reconciled to operating income at the end of this Item 2.02.
Cash contribution is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. The Company uses cash contribution as a supplemental measure of operating performance and believes it is a useful measure for management and investors for analytical purposes in evaluating cash generated by business operations. We calculate cash contribution by adjusting operating income to eliminate depreciation and amortization, and to adjust for the items set forth in the reconciliation at the end of this release, which are not indicative of our on-going operations as considered by management for internal review purposes.
Cash contribution has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flow from operations as reported under GAAP. Some of these limitations are: (i) it does not reflect our cash expenditures for contractual commitments; (ii) it does not reflect the cost of our non-cash stock-based compensation which is a regular part of our employee compensation strategy; (iii) it does not reflect changes in, or cash requirements for, our working capital; (iv) it does not take into account certain items which are recurring in nature; (v) it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; (vi) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our non-GAAP measure does not reflect cash requirements for such replacements or the related expense; (vii) it does not reflect the impact of earnings or charges resulting from the significant costs we have incurred and are likely to continue to incur in audit, legal and professional fees; and (viii) other companies, including other companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.
Because of these limitations, cash contribution should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. You are encouraged to evaluate each adjustment and whether you consider it appropriate. We compensate for these limitations by relying primarily on our GAAP results.
Forward looking statements in this Form 8-K release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC and Department of Justice investigations; the disclosure by the Company’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; competition; success of operating initiatives, advertising and promotional efforts; the possibility that the Company’s common stock could be delisted from the New York Stock Exchange; existence of adverse publicity or litigation (including various shareholder litigations and associated insurance rescission actions) and the outcome thereof and the costs and expenses associated therewith; acceptance of new product and service offerings; changes in business strategy or plans; availability, terms and development of capital; business abilities and judgment of personnel; general economic and business conditions; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company’s loan agreements and indentures; ability to satisfy long-term obligations as they become due; ability to maintain existing or obtain new sources of financing, on acceptable terms or at all, to satisfy the Company’s cash needs and obligations; changes in terms or other requirements by vendors; unexpected capital requirements; the amount of cash contribution, including unexpected variability or recurrence of expenses or income included as adjustments, such as audit, legal and other professional fees, insurance proceeds, stock based compensation and other restructuring charges, as well as management’s judgment as to each of these other adjustment amounts; and other factors described in filings of the Company with the SEC.

Year ended
Cash Contribution Reconciliation for year-ended December 31, 2005 ($Millions)	December 31, 2005
Operating Income	$75.7
Depreciation and amortization	62.6

138.3
Asset impairment charges	10.1
Impairment of goodwill and other intangibles	1.2

149.6

Equipment write-off	4.6
Stock based compensation	4.9
Insurance reserves	3.5
Higher expenses for audit, legal and other professional fees	16.1
Insurance proceeds	(7.3)
Cash based rent over GAAP rent	(11.7)
Change in deferred revenue	(34.8)
Crunch Fitness contribution	(4.9)

Cash Contribution	$120.0
Item 9.01 Financial Statements and Exhibits
(d)       Exhibits
10.1      Commitment Letter, dated as of October 3, 2006, among Bally Total Fitness Holding Corporation and JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Morgan Stanley Senior Funding, Inc., Canyon Capital Advisors LLC, and Goldman Sachs Credit Partners L.P.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: October 3, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel